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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Ryan Mortgage Acceptance Corporation IV:

     We consent to the incorporation by reference in the Registration Statements (No. 2-89611) on Form S-3 as amended by Post-Effective Amendment No. 2 (No. 33-00670) on Form S-3 and (No. 33-8475) on Form S-3 as amended by Post-Effective Amendment No. 1 of Ryan Mortgage Acceptance Corporation IV of our report dated January 30, 1996, relating to the balance sheet of Ryan Mortgage Acceptance Corporation IV as of December 31, 1995 and 1994 and the related statements of operations and retained earnings (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995, which report is included in the December 31, 1995 annual report on Form 10-K of Ryan Mortgage Acceptance Corporation IV.

                                                      KPMG PEAT MARWICK LLP

     Pittsburgh, Pennsylvania

     March 29, 1996

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